SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                    SECURITIES ACT OF 1934 (AMENDMENT NO.1)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement              [  ] Confidential, for use of
                                                  Commission only (as permitted
                                                  Rule 14a-6 (e) (2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           VANGUARD GROWTH INDEX FUND
                       VANGUARD GOLD & PRECOUS METALS FUND
--------------------------------------------------------------------------------
         (Name of Registrant as Specified in its Declaration of Trust)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [ X ] No fee required.

        [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

        (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
        (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
        (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
        (5)  Total fee paid:
--------------------------------------------------------------------------------
        [  ] Fee paid previously with preliminary materials.

        [  ] Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1)  Amount of previously paid:
--------------------------------------------------------------------------------
        (2)  Form, schedule or registration statement no.:
--------------------------------------------------------------------------------
        (3)  Filing party:
--------------------------------------------------------------------------------
        (4)  Date filed:
--------------------------------------------------------------------------------

IMPORTANT NEWS FOR SHAREHOLDERS


VANGUARD(R) GROWTH INDEX FUND
VANGUARD(R) GOLD AND PRECIOUS METALS FUND




PROXY INFORMATION

YOUR VANGUARD FUND WILL HOST A SPECIAL MEETING OF SHAREHOLDERS ON MAY 22, 2001, AT VANGUARD'S HEADQUARTERS IN MALVERN, PENNSYLVANIA. THE PURPOSE IS FOR SHAREHOLDERS TO VOTE ON A PROPOSAL TO CHANGE YOUR FUND'S CURRENT POLICY CONCERNING DIVERSIFICATION.
     THE FIRST TWO PAGES OF THIS BOOKLET HIGHLIGHT KEY POINTS ABOUT OUR PROPOSAL AND EXPLAIN THE PROXY PROCESS--INCLUDING HOW TO CAST YOUR VOTES. BEFORE YOU VOTE, PLEASE READ THE FULL TEXT OF THE PROXY STATEMENT FOR A COMPLETE UNDERSTANDING OF THE PROPOSAL.


PLEASE VOTE IMMEDIATELY!

You can vote by mail, by telephone,  or over the Internet . . .
details can be found in the enclosed proxy insert.



[THE VANGUARD GROUP LOGO]

THE PROPOSAL

We want to reclassify your Fund as "nondiversified" under the securities laws.


PURPOSE
The reason for the change is to enhance your Fund's flexibility in pursuing its existing investment objective and strategies.


          o For the Growth Index Fund, the change to nondiversified status will ensure that the Fund may continue replicating the holdings of its target index--even if the target index becomes dominated by a small number of companies.

          o For the Gold & Precious Metals Fund, the change to nondiversified status will enable the Fund to acquire larger positions in individual companies when the investment adviser believes that potential returns justify the additional risks.


KEY  POINTS
By law, mutual funds are required to classify themselves as "diversified" or "nondiversified." The difference is that diversified funds are subject to strict percentage limits on the amount of assets that can be invested in any one company.


          o At times, these percentage limits have conflicted with the Growth Index Fund's investment program. We saw this happen during 1999 and 2000 when the rapid appreciation of certain growth stocks caused the Fund's target index to be dominated by just a few companies.

          o These percentage limits have prevented the Gold & Precious Metals Fund's investment adviser from purchasing additional shares of companies that the adviser considers to be its best investment opportunities.

Your Fund would use its increased flexibility as a nondiversified fund to further its existing investment objective and strategies. There would be no change in the Fund's overall investment character. However, your Fund would be considered riskier because of its ability to invest a greater portion of its assets in fewer companies.


Q&A

Q. I'M A RELATIVELY SMALL INVESTOR. WHY SHOULD I BOTHER TO VOTE?


A. Your vote makes a difference. If numerous shareholders fail to vote their proxies, your Fund may not receive enough votes to go forward with its meeting. If this happens, we'll need to mail proxies again--a costly proposition for your Fund and all of its shareholders!

Q. WHO GETS TO VOTE?


A. Any person who owned shares of your Fund on the "record date," February 27, 2001, gets to vote--even if the investor later sold the shares.


Q. HOW CAN I VOTE?

A. You can vote in any one of four ways:

          o Through the Internet by going to WWW.VANGUARD.COM if you invest directly with Vanguard or by going to WWW.PROXYVOTE.COM if you invest with Vanguard through a financial intermediary.

          o By telephone, with a toll-free call to the number listed on your proxy card.

          o    By mail, with the enclosed ballot.

          o    In person at the meeting.


We encourage you to vote over the Internet or by telephone, using the voting control number that appears on your proxy card. These voting methods will save your Fund a substantial amount of money (no return-mail postage!). Whichever method you choose, please take the time to read the full text of our proxy statement before you vote.

Q. IS IT HARD TO VOTE OVER THE INTERNET?

A.  Not  at  all!   If  you  have  not  yet   visited   Vanguard's   website--at
WWW.VANGUARD.COM--this is a great opportunity to check it out. Scan our website and, when you're ready, click on "Proxy Voting."


Q. I PLAN TO VOTE BY MAIL. HOW SHOULD I SIGN MY PROXY CARD?


A. If you are an individual account owner, please sign exactly as your name appears on the proxy card. Either owner of a joint account may sign the proxy card, but the signer's name must exactly match one of the names that appears on the card. You should sign proxy cards for other types of accounts in a way that indicates your authority (for instance, "John Brown, Custodian").


Q. WHOM SHOULD I CALL WITH QUESTIONS?


A. Please call Vanguard's Investor Information Department at 1-800-662-7447 with any additional questions about this proposal or the upcoming shareholder meeting. Clients of Vanguard's Institutional Investor Group, or our Voyager Department or Flagship Services may call their Vanguard representatives with any questions.

                           VANGUARD GROWTH INDEX FUND

                      VANGUARD GOLD & PRECIOUS METALS FUND

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Your Fund will host a Special Meeting of Shareholders on TUESDAY, MAY 22, 2001, AT 9:30 A.M., EASTERN TIME. The meeting will be held at Vanguard's Malvern,
Pennsylvania, headquarters, at 100 Vanguard Boulevard, in Room 118A of the Morgan Building. At the meeting, we'll ask shareholders to vote on:

          1. A proposal to change your Fund's current policy concerning diversification; and

          2.   Any other business properly brought before the meeting.

                                               By Order of the Board of Trustees
                                                 Raymond J. Klapinsky, Secretary



March 5, 2001

================================================================================
                             YOUR VOTE IS IMPORTANT!
YOU CAN VOTE EASILY AND QUICKLY OVER THE INTERNET, BY TOLL-FREE TELEPHONE CALL, OR BY MAIL. JUST FOLLOW THE SIMPLE INSTRUCTIONS THAT APPEAR ON YOUR ENCLOSED PROXY CARD. PLEASE HELP YOUR FUND AVOID THE EXPENSE OF A FOLLOW-UP MAILING BY VOTING TODAY!
================================================================================

1

                           VANGUARD GROWTH INDEX FUND
                      VANGUARD GOLD & PRECIOUS METALS FUND

                         SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 22, 2001

                                 PROXY STATEMENT


================================================================================
                                  Introduction
                                  ------------
This proxy statement is being provided to you on behalf of the board of trustees of your Fund. Please be sure to read the entire proxy statement before casting your vote on the proposal described below. Questions? Call us at 1-800-662-7447 (individual investors) or 1-800-523-1036 (participants in company-sponsored retirement plans administered by Vanguard. This proxy statement was first mailed to shareholders the week of March 5, 2001.
================================================================================

     ANNUAL/SEMIANNUAL REPORTS. Your Fund's most recent annual and semiannual reports to shareholders are available at no cost. To request a report, please call us toll-free at 1-800-662-7447, or write to us at The Vanguard Group, P.O. Box 2600, Valley Forge, PA 19482-2600.


OUR PROPOSAL

     We want to reclassify your Fund as "nondiversified" under the securities laws. By law, mutual funds are required to classify themselves as "diversified" or "nondiversified." The difference is that diversified funds are subject to stricter percentage limits on the amount of assets that can be invested in any one company. These percentage limits are stated as follows in your Fund's current policy concerning diversification:

               "With respect to 75% of its assets, a Fund may not: (i) purchase more than 10% of the outstanding voting securities of any one issuer; or (ii) purchase securities of any issuer if, as a result, more than 5% of the Fund's total assets would be invested in that issuer's securities. This limitation does not apply to obligations of the United States Government, its agencies, or instrumentalities."


     In other words, the current policy prohibits your Fund from investing more than 25% of its assets in companies that individually represent more than 5% of its assets. Within the same 25%, your Fund is also prohibited from purchasing more than 10% of any one company's voting securities. In order to reclassify your Fund as nondiversified, shareholders must agree to eliminate this policy. The trustees would then adopt a new diversification policy, to be stated as follows:


               "The Fund intends to meet certain diversification standards necessary to qualify as a 'regulated investment company' under Subchapter M of the Internal Revenue Code of 1986, as amended."


     The most important difference with the new policy is that, under Subchapter M, up to 50% of a fund's total assets may be invested in companies that individually represent more than 5% of its assets (provided that no more than 25% of its assets may be invested in any one company). In addition, the requirements of Subchapter M generally apply at the end of each fiscal quarter, not on a day-by-day basis as with your Fund's current policy. Finally, the new policy would be categorized as "non-fundamental," meaning that the Trustees could amend it further without a shareholder vote.


OUR PURPOSE

     Overall, the reason for the change is to enhance your Fund's flexibility in pursuing its existing investment objective and strategies.

     GROWTH INDEX FUND. The Growth Index Fund seeks to match the performance of a benchmark index that measures the investment returns of large-capitalization growth stocks. The Fund pursues this objective by tracking the Standard & Poor's(TM) 500/BARRA(R) Growth Index. That is, the Fund holds each stock in the index in approximately the same proportion as represented in the index itself. Historically, the index has been broadly diversified. However, during 1999-2000, rapid appreciation of certain growth stocks caused the index to become dominated by a small number of companies, such as, Microsoft, General Electric, Cisco Systems, and Intel. At times, these stocks collectively have come to represent more than 25% of the index--thereby putting the Fund in technical violation of its diversification policy.

     On February 1, 2000, we wrote to shareholders about this situation. We explained that as market values of the Growth Index Fund's largest holdings rise and fall, there may be times when the Fund is diversified under legal standards, and times when it is not. This will continue to be true going forward, because the Fund has no control over the composition of the index. Accordingly, we want to carry out the Fund's mandate to track its target index under all circumstances by reclassifying the Fund as nondiversified and eliminating the current diversification policy.


     GOLD & PRECIOUS METALS FUND. The Gold & Precious Metals Fund seeks to provide long-term capital appreciation by investing primarily in foreign and domestic companies engaged in the exploration, mining, marketing, and distribution of precious metals and minerals. At times, the Fund has concentrated a large portion of its assets in relatively few companies, and the investment adviser considers this strategy very important to attaining the Fund's investment objective. For instance, as of January 31, 2001, close to 66% of the Fund's assets was invested in just ten companies.

     Due to its diversified status, the Fund is currently restricted from purchasing additional shares of certain companies that it considers to be its best investment opportunities. In addition, over the last few years, the precious metals industry has experienced a substantial amount of consolidation and other attractive investment opportunities within this industry are limited. Changing the Fund to nondiversified status will allow the investment adviser to direct more assets to investment judged the most desirable.


RISKS

     As a general matter, nondiversified funds are considered riskier than diversified funds investing in the same types of securities. This is because the investment performance

3

of a nondiversified fund can be hurt (or helped) disproportionately by the performance of relatively few securities. That said, we believe that changing to nondiversified status is entirely consistent with your Fund's current investment character.


          o The Growth Index Fund would acquire larger stakes in individual companies only as necessary to replicate its target index.

          o The Gold and Precious Metals Fund would acquire larger stakes in individual companies only when the investment adviser believes that potential returns justify the additional risks.


CONCLUSION

The trustees believe that the proposed change to your Fund's diversification policy is in the best interest of shareholders and the Fund.

YOUR FUND'S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

FUND INFORMATION


As of January 31, 2001, your Fund's trustees and officers owned less than 1% of its outstanding shares. The following information also applied to your Fund as of that date:

--------------------------------------------------------------------------------
FUND/SHARE CLASS           NET ASSETS       OUTSTANDING SHARES        5% OWNERS
                              (000)                (000)
--------------------------------------------------------------------------------
Growth Index Fund

--Investor Shares         $11,289,594             359,136              (1)
--Admiral Shares              775,431              24,666              None
--Institutional Shares        966,072              30,726           (2)(3)(4)(5)

Gold & Precious Metals Fund   307,406              40,928               (6)
--------------------------------------------------------------------------------

(1) Charles Schwab & Company Inc. Special Custody Account for the Exclusive Benefit of Customers, 101 Montgomery Street, San Francisco, CA 94104-4122, owns approximately 30,594,247 shares (8.5%).
(2) State Street Bank & Trust Company Trustee for Bellsouth Master Savings Trust, 105 Rosemont Avenue, Westwood, MA 02090-2318, owns approximately 11,322,784 shares (36.9%).
(3) Fidelity Investments Institutional Operations Company as Agent for the Ford Motor Company Defined Contribution Plans, 100 Magellan Way, Covington, KY 41015-1987, owns approximately 6,792,220 shares (22.1%).
(4) State Street Bank & Trust Company Trustee for IBM Tax Deferred Savings Plan, 105 Rosemont Avenue, Westwood, MA 02090-2318, owns approximately 3,372,009 shares (11.0%).
(5) State of Texas Employees Retirement System of Texas, 18th & Brazos Street, PO Box 13207, Austin, TX 78711-3207, owns approximately 1,740,009 shares (5.7%).
(6) Charles Schwab & Company Inc. Special Custody Account for the Exclusive Benefit of Customers, 101 Montgomery Street, San Francisco, CA 94104-4122, owns approximately 2,826,632 shares (6.9%).
--------------------------------------------------------------------------------

GENERAL INFORMATION

This section of the proxy statement provides information on a number of topics relating to proxy voting and shareholder meetings.


PROXY SOLICITATION METHODS. Your Fund will solicit shareholder proxies in a variety of ways. All shareholders who are entitled to vote will receive these
proxy   materials  by  mail  (or   electronically,   assuming  that  applicable
requirements are met). In addition, Vanguard employees and officers may solicit shareholder proxies in person, by telephone, or over the Internet.


PROXY SOLICITATION COSTS. Your Fund will pay all costs of soliciting proxies from its own shareholders, including costs relating to the printing, mailing, and tabulation of proxies. By voting immediately, you can help your Fund avoid the considerable expense of a second solicitation.


QUORUM. In order for the shareholder meeting to go forward, your Fund must achieve a quorum. This means that a majority of your Fund's shares must be represented at the meeting--either in person or by proxy. All returned proxies count toward a quorum, regardless of how they are voted ("For," "Against," "Abstain"). Your Fund will count broker non-votes and abstentions toward a quorum, but not toward the approval of any proposals. Accordingly, a proposal will pass only if a sufficient number of votes are cast "FOR" the proposal.(Broker non-votes are shares for which (i) the underlying owner has not voted and (ii) the broker holding the shares does not have discretionary authority to vote on the particular matter.)

REQUIRED  VOTE.  Passage of the proposal will require  approval by the lesser of
(i) a majority of the Fund's outstanding shares on February 27, 2001; or (ii) 67% or more of the Fund's shares that are voted, so long as more than 50% of the shares have been actually voted.

REVOKING YOUR PROXY. Your latest vote is the one that counts. Therefore you can revoke a prior proxy simply by voting again--over the Internet, by using your proxy card, or by toll-free telephone call. You can also revoke a prior proxy by writing to your Fund's secretary, Raymond J. Klapinsky, The Vanguard Group, at 100 Vanguard Boulevard, Malvern, PA 19355, or by voting in person at the meeting. You may revoke your proxy at any time up until voting results are announced at the shareholder meeting.


SHAREHOLDER PROPOSALS. Any shareholder proposals to be included in the proxy statement for your Fund's next annual or special meeting must be received by the Fund within a reasonable period of time prior to that meeting. Your Fund has no current plans to hold an annual or special meeting in 2002.

NOMINEE ACCOUNTS. Upon request, the Fund will reimburse nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the fund's shares. Please submit invoices for our review to: Vanguard Legal Department, P.O. Box 2600, Valley Forge, PA 19482-2600.

5


LITIGATION. Vanguard Index Funds, the parent entity to which the Growth Index Fund belongs, is currently involved in litigation with The McGraw-Hill Companies, Inc. On June 8, 2000, Vanguard was sued by McGraw-Hill over
Vanguard's right to use certain Standard & Poor's (S&P) trademarks and other intellectual property owned by McGraw-Hill. The suit currently is pending in the federal district court of the Southern District of New York. The suit requests, among other things; monetary damages; injunctive relief that would prevent Vanguard from using S&P indexes and S&P trademarks in connection with Vanguard's potential offering of an exchange-traded class of shares of the Vanguard Index Funds; and declaratory relief that McGraw-Hill is entitled to terminate the license agreement that grants Vanguard the right to use certain S&P indexes and S&P trademarks. Vanguard believes that it should prevail in these proceedings; however, there is no assurance that it will do so. Gold & Precious Metals Fund is not involved in any litigation.


     OTHER MATTERS. At this point, we know of no other business to be brought before the shareholder meeting. However, if any other matters do come up, we will use our best judgment to vote on your behalf. If you object to our voting other matters on your behalf, please tell us so in writing before the meeting.


YOUR FUND AND THE VANGUARD GROUP, INC. Your Fund is a member of The Vanguard Group, Inc., the only mutual mutual fund company. Vanguard is owned jointly by the funds it oversees (and, therefore, indirectly by the shareholders of those funds). Vanguard provides the funds--more than 100 distinct investment portfolios--with their corporate management, administrative, and distribution services on an at-cost basis. Vanguard Growth Index Fund receives investment advisory services from Vanguard; Vanguard Gold and Precious Metals Fund receives investment advisory services from M&G Investment Management L.T.D. Neither Fund employs an underwriter.





Standard & Poor's(R), S&P(R), S&P 500(R), Standard & Poor's 500, and 500 are trademarks of The McGraw-Hill Companies, Inc., and have been licensed for use by The Vanguard Group, Inc. Vanguard mutual funds are not sponsored, endorsed, sold or promoted by Standard & Poor's, and Standard & Poor's makes no representation regarding the advisability of investing in the funds.

[SHIP]
[THE VANGUARD GROUP LOGO]
Post Office Box 2600
Valley Forge, PA 19482-2600






























(C) 2001 The Vanguard Group, Inc.
All rights reserved.
Vanguard Marketing
Corporation, Distributor.

PROX3 022001

VOTE BY TOUCH-TONE PHONE OR THE INTERNET           [THE VANGUARD GROUP(R) LOGO]
----------------------------------------

CALL TOLL-FREE: 1-800-221-0689
OR VISIT OUR WEBSITE WWW.VANGUARD.COM

(SEE ENCLOSED INSERT FOR FURTHER INSTRUCTIONS      Please detach at perforation
TO VOTE BY INTERNET OR TELEPHONE)                  before mailing
--------------------------------------------------------------------------------


                                     PROXY SOLICITATION BY THE BOARD OF TRUSTEES

By my signature below, I appoint John J. Brennan, J. Lawrence Wilson and Raymond
J. Klapinsky as my attorneys to vote all Fund shares that I am entitled to vote at the Special Meeting of Shareholders to be held in the Morgan Building, Room 118A, Vanguard Financial Center, 100 Vanguard Boulevard, Malvern, PA on May 22, 2001 at 9:30 A.M., E.T. and at any adjournments of the meeting. Any one or more Messers. Brennan, Wilson and Klapinsky may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Messrs. Brennan, Wilson and Klapinsky to vote this proxy as specified on the reverse side, and I revoke previous proxies that I have executed. I acknowledge receipt of the Fund's Notice of Special Meeting of Shareholders and proxy statement.


                                     Date________________________2001


                                       PLEASE SIGN, DATE AND RETURN PROMPTLY
                                         IN ENCLOSED ENVELOPE IF YOU ARE NOT
                                             VOTING BY PHONE OR INTERNET

                                     -------------------------------------------
                                     Signature(s) (and Title(s), if applicable)

                                     NOTE: Please sign exactly as your name
                                     appears on this proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the persons title.



                           CONTINUED ON REVERSE SIDE

Please refer to the Proxy Statement discussion on the proposals. THE PROXY WILL BE VOTED FOR THE PROPOSAL IF YOU DO NOT SPECIFY OTHERWISE. Your appointed attorneys will vote any other matters that arise at the meeting in accordance with their best judgment.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSALS:

                  Please detach at perforation before mailing.
--------------------------------------------------------------------------------
             PLEASE VOTE BY CHECKING THE APPROPRIATE BOX BELOW.

                                                                                        FOR             AGAINST         ABSTAIN
VANGUARD GROWTH INDEX FUND:
1. The proposal to change Vanguard Growth Index Fund's policy concerning
   diversification.                                                                     [  ]             [   ]           [   ]

VANGUARD GOLD AND PRECIOUS METALS FUND:
2. The proposal to change Vanguard Gold and Precious Metals Fund's policy
   concerning diversification.                                                          [  ]             [   ]           [   ]


                          PLEASE SIGN ON REVERSE SIDE

Registered
----------

Your Proxy Vote Is Important!

Two Low-Cost Ways to Vote Your Proxy

VOTE--IT'S FAST AND CONVENIENT.

The accompanying Proxy Statement outlines an important proposal affecting your Vanguard fund. Help us save on costs--savings we pass along to you in the form of lower fund expenses--by voting online or by telephone. Each method is available 24 hours a day, and each ensures that your vote is confirmed and posted immediately.

You only need to return the Voting Instruction Form if you choose to submit your voting instructions by paper ballot.

TO VOTE ONLINE:
1. Read the Proxy Statement.
2. Go to either WWW.VANGUARD.COM and click on "PROXY VOTING"
3. Enter the CONTROL NUMBER found on your Proxy Card.
4. Follow the simple instructions.

TO VOTE BY TELEPHONE:
1. Read the Proxy Statement.
2. Call toll-free 1-888-221-0689.
3. Enter the CONTROL NUMBER found on your Proxy Card.
4. Follow the simple instructions.



(c) 2001 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.

[THE VANGUARD GROUP LOGO]

Beneficial
----------

Your Proxy Vote Is Important!

Two Low-Cost Ways to Vote Your Proxy

VOTE--IT'S FAST AND CONVENIENT.

The accompanying Proxy Statement outlines an important proposal affecting your Vanguard fund. Help us save on costs--savings we pass along to you in the form of lower fund expenses--by voting online or by telephone. Each method is available 24 hours a day, and each ensures that your vote is confirmed and posted immediately.

You only need to return the Voting Instruction Form if you choose to submit your voting instructions by paper ballot.

TO VOTE ONLINE:
1. Read the Proxy Statement.
2. Go to WWW.PROXYWEB.COM.
3. Enter the CONTROL NUMBER found on your Voting Instruction Form.
4. Follow the simple instructions.

TO VOTE BY TELEPHONE:
1. Read the Proxy Statement.
2. Call 1-800-454-8683.
3. Enter the CONTROL NUMBER found on your Voting Instruction Form.
4. Follow the simple instructions.


(c) 2001 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.

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